UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2004, our parent company, American Media, Inc. (“AMI”), and R.R. Donnelley & Sons Company (“Donnelley”) entered into an amendment to an existing printing agreement. Pursuant to the agreement as amended, Donnelley will perform printing, manufacturing and mailing services for all of our magazine titles other than Star, the AMI Mini Mag product line and certain special publications, and in addition will perform pre-press services for Muscle & Fitness, Shape, Men’s Fitness, Muscle & Fitness Hers, Flex, Fit Pregnancy, Natural Health and certain special topic issues that we may publish from time to time (the “Weider magazine titles”). Services for the Weider magazine titles will commence in January 2006. The agreement as amended sets the pricing schedule for the various activities to be performed by Donnelley and contractually obligates AMI to use Donnelley for all printing, manufacturing and mailing services for all of our magazine titles other than Star, the AMI Mini Mag product line, certain special publications and certain newly launched or newly acquired titles and in addition, for all pre-press services of the Weider magazine titles. There is no minimum purchase obligation associated with the agreement as amended. The agreement as amended terminates in December 2015. AMI may terminate the agreement earlier only upon certain specified conditions and, in certain cases, upon payment of certain specified fees. Under the agreement as amended, AMI expects to pay Donnelley an average annual amount of approximately $39.6 million during calendar years 2005 through 2009, assuming current production levels.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K constitutes forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We caution you that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

•	our high degree of leverage and significant debt service obligations,

•	our ability to refinance existing debt,

•	our ability to increase circulation and advertising revenues,

•	market conditions for our publications,

•	our ability to develop new publications and services,

•	outcomes of pending and future litigation,

•	the effects of terrorism, including bio-terrorism, on our business,

•	increasing competition by media companies,

•	changes in the costs of paper used by us,

•	any future changes in management,

•	general risks associated with the publishing industry,

•	declines in spending levels by advertisers and consumers,

•	the ability in a challenging environment to continue to develop new sources of circulation,

•	increased costs and business disruption resulting from diminished service levels from our wholesalers, and

•	the introduction and increased popularity over the long term of alternative technologies for the provision of news and information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: November 24, 2004	By:	/S/ JOHN A. MILEY
	Name:	John A. Miley
	Title:	Executive Vice President, Chief Financial Officer